UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

AFFYMAX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 29, 2008, the Affymax, Inc. (the “Company”) Compensation Committee and Board of Directors approved the following with respect to certain officers:

(a) the promotion of Robert Venteicher Ph.D. to Senior Vice President of Technical Operations.  In conjunction with such promotion, Dr. Venteicher will receive a $19,271 increase in base salary to $300,000 effective June 1, 2008, a stock option grant exercisable for 25,000 shares with an exercise price of $15.00 per share (which was the fair market value on date of grant), and an increase in target bonus of up to 35% of base salary.  The stock option grant vests in 48 equal monthly installments over the four year from June 1, 2008  pursuant to the Company’s 2006 Equity Incentive Plan; and

(b) special one-time cash bonuses to Dr. Venteicher and Anne Marie Duliege, M.D, M.S., equal to 30% of such employee’s then-current base salary payable upon the acceptance of the filing of the Company’s new drug application for Hematide™ with the FDA.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: June 3, 2008	By:
/s/ Kay Slocum
Kay Slocum Senior Vice President, Human Resources